UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2022

MOVADO GROUP, INC.
(Exact name of registrant as specified in its charter)

New York	1-16497	13-2595932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 FROM ROAD, SUITE 375 PARAMUS, NJ 07652-3556
(Address of principal executive offices) (Zip Code)

(201) 267-8000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	MOV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 17, 2022, MGI Luxury Group S.A. (“MGI”), a wholly owned Swiss subsidiary of Movado Group, Inc. (the “Company”), entered into an amended and restated License Agreement (the “New Agreement”) with Hugo Boss Trade Mark Management GmbH & Co. KG (the “Licensor”) pursuant to which the Amended and Restated License Agreement between the Licensor and MGI dated February 24, 2012 (as previously amended, the “Existing License Agreement”) has been amended and restated.

The material modifications to the Existing License Agreement resulting from the New Agreement are as follows:

•	The license has been expanded beyond watches to also include BOSS-branded jewelry.
•	The license period has been extended until December 31, 2026, subject to certain rights of MGI to extend for an additional five years upon satisfaction of specified conditions.
•	The Company agreed to guarantee MGI’s financial obligations under the New Agreement.
•	Changes were made to the royalty rates and other amounts payable by MGI under the agreement.
•	Sales minima and minimum marketing and advertising expenditures have been specified through the term of the New Agreement.
•	New pricing has been established for sales by MGI to the Licensor and its affiliates.

The other material provisions of the New Agreement remain substantially unchanged from the Existing License Agreement.

The Company intends to file the New Agreement as an exhibit to its quarterly report on Form 10-Q for the fiscal quarter ending April 30, 2022 and will seek confidential treatment of certain terms in the New Agreement at such time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 23, 2022

MOVADO GROUP, INC.

By:	/s/ Mitchell C. Sussis
Name:	Mitchell C. Sussis
Title:	Senior Vice President and General Counsel